As filed with the Securities and Exchange Commission on November 6, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

Registration Statement
under
The Securities Act of 1933

CONSOLIDATED COMMUNICATIONS

HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	02-0636095 (I.R.S. employer identification no.)
121 South 17th Street Mattoon, Illinois 61938-3987 (Address of principal executive offices, including zip code)

Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan
(Full title of the plan)

Steven L. Childers
Chief Financial Officer
Consolidated Communications Holdings, Inc.
121 South 17th Street
Mattoon, Illinois 61938-3987
(Name and address of agent for service)

(217) 235-3311
(Telephone number, including area code, of agent for service)

With a copy to:

Lauralyn G. Bengel

Alexander B. Young
Schiff Hardin LLP
233 South Wacker Drive, Suite 7100
Chicago, Illinois 60606
(312) 258-5670

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒

Accelerated filer ☐

Non-accelerated filer ☐

Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	2,000,000(2)	$12.39(1)	$24,780,000(1)	$3,003.34

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933 on the basis of $12.39 per share, the average of the high and low sales prices of the Common Stock reported on the NASDAQ Global Market on November 1, 2018.
(2)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

The contents of the Registration Statements on Form S-8 (File Nos. 333-121086, 333-166757, and 333-203974), filed by the Registrant with the Securities and Exchange Commission on October 11, 2005, May 12, 2010 and May 8, 2015, respectively, registering shares of its Common Stock, par value $0.01 per share, issuable under the Plan, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in the Registration Statements (other than the exhibits and the signature page) is set forth in the Registration Statements on Form S-8 (File Nos. 333-121086, 333-166757, and 333-203974), as described above, and is incorporated herein by reference.

Item 8.	Exhibits.

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mattoon, State of Illinois, on the 6th day of November, 2018.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

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POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes C. Robert Udell, Jr. and Steven L. Childers, and each of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including any post-effective amendments and supplements) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes such person might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Robert Udell, Jr.	President, Chief Executive Officer and	November 6, 2018
C. Robert Udell, Jr.	Director (Principal Executive Officer)

/s/ Steven L. Childers	Chief Financial Officer (Principal Financial Officer and	November 6, 2018
Steven L. Childers	Principal Accounting Officer)

/s/ Robert J. Currey	Chairman of the Board and Director	November 6, 2018
Robert J. Currey

/s/ Thomas A. Gerke	Director	November 6, 2018
Thomas A. Gerke

/s/ Richard A. Lumpkin	Director	November 6, 2018
Richard A. Lumpkin

/s/ Roger H. Moore	Director	November 6, 2018
Roger H. Moore

/s/ Dale E. Parker	Director	November 6, 2018
Dale E. Parker

/s/ Maribeth S. Rahe	Director	November 6, 2018
Maribeth S. Rahe

/s/ Timothy D. Taron	Director	November 6, 2018
Timothy D. Taron

/s/ Wayne L. Wilson	Director	November 6, 2018
Wayne L. Wilson

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INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.1	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 dated July 19, 2005 (File No. 333-121086)

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 4, 2011)

3.3	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated June 29, 2014)

4	Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement filed on March 16, 2018)

5	Opinion of Schiff Hardin LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Schiff Hardin LLP (included as part of Exhibit 5)

24	Power of Attorney (set forth on the signature page)